                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JULY 1, 2005

                                  BY AND AMONG

                               TEJAS INCORPORATED,

                             TEJAS ACQUISITION CORP.

                                       AND

                       CAPITAL & TECHNOLOGY ADVISORS, INC.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE I    THE MERGER..................................................................                1
         Section 1.01.   The Merger......................................................                1
         Section 1.02.   Closing.........................................................                1
         Section 1.03.   Effective Time..................................................                2
         Section 1.04.   Effects of the Merger...........................................                2
         Section 1.05.   Certificate of Incorporation and By-laws........................                2
         Section 1.06.   Board of Directors and Officers.................................                2

ARTICLE II   MERGER CONSIDERATION; CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....                2
         Section 2.01.   Effect on Capital Stock.........................................                2
         Section 2.02.   Delivery of Merger Consideration................................                4

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................                5
         Section 3.01.   Organization; Authority.........................................                5
         Section 3.02.   Subsidiaries....................................................                6
         Section 3.03.   Capitalization..................................................                6
         Section 3.04.   No Conflicts....................................................                6
         Section 3.05.   Condition and Sufficiency of Assets.............................                7
         Section 3.06.   Consents; Governmental Approvals................................                7
         Section 3.07.   Brokers.........................................................                8
         Section 3.08.   ERISA and Related Matters.......................................                8
         Section 3.09.   Labor Matters...................................................                9
         Section 3.10.   Compliance with Employment Laws.................................               10
         Section 3.11.   Taxes...........................................................               10
         Section 3.12.   Financial Statements; No Material Adverse Effect................               11
         Section 3.13.   No Undisclosed Liabilities......................................               12
         Section 3.14.   Contracts.......................................................               12
         Section 3.15.   Intellectual Property...........................................               14
         Section 3.16.   Environmental Matters...........................................               15
         Section 3.17.   Litigation......................................................               16
         Section 3.18.   Compliance with Laws, etc.......................................               16

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
         Section 3.19.   Affiliate Transactions..........................................               17
         Section 3.20.   Insurance.......................................................               17
         Section 3.21.   Conduct of the Business.........................................               17
         Section 3.22.   Competitive Restrictions........................................               17
         Section 3.23.   Accounts Receivables; Escheat Property..........................               17
         Section 3.24.   Third Parties' Business Operations..............................               18
         Section 3.25.   Corrupt Practices...............................................               18
         Section 3.26.   Corporate Records...............................................               19
         Section 3.27.   Offices.........................................................               19
         Section 3.28.   Safe Deposit Boxes and Bank Accounts............................               19
         Section 3.29.   Power of Attorney...............................................               19
         Section 3.30.   Omitted.........................................................               19
         Section 3.31.   Indemnification.................................................               19
         Section 3.32.   Real Property...................................................               19
         Section 3.33.   Corporate Governance............................................               20
         Section 3.34.   Disclosure......................................................               20
         Section 3.35.   Industry Specific Representations and Warranties................               21

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..........................               21
         Section 4.01.   Organization; Authority.........................................               21
         Section 4.02.   Agreement Binds the Stockholders................................               21
         Section 4.03.   No Conflicts....................................................               21
         Section 4.04.   Consents; Governmental Approvals................................               22
         Section 4.05.   Title of Company Stock..........................................               22
         Section 4.06.   Investment Representations......................................               22
         Section 4.07.   Acknowledgement of Stockholders.................................               22
         Section 4.08.   Brokers.........................................................               23
         Section 4.09.   Disclosure......................................................               23

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............................               23
         Section 5.01.   Organization; Authority.........................................               23

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
         Section 5.02.   Sub.............................................................               24
         Section 5.03.   No Conflicts....................................................               24
         Section 5.04.   Consents; Governmental Approvals................................               25
         Section 5.05.   Disclosure......................................................               25
         Section 5.06.   SEC Filings; Financial Statements...............................               25
         Section 5.07.   Availability of Merger Consideration............................               26
         Section 5.08.   No Undisclosed Liabilities......................................               26
         Section 5.09.   Brokers.........................................................               26
         Section 5.10.   Compliance with Laws, etc.......................................               26
         Section 5.11.   No Material Adverse Effect......................................               26
         Section 5.12.   Capitalization..................................................               26

ARTICLE VI   ADDITIONAL AGREEMENTS.......................................................               27
         Section 6.01.   Commercially Reasonable Efforts.................................               27
         Section 6.02.   Consents and Approvals..........................................               27
         Section 6.03.   Resignation of the Company Board of Directors...................               27
         Section 6.04.   Board of Directors..............................................               27
         Section 6.05.   Directors and Officers Insurance Continuation...................               28
         Section 6.06.   Key Man Insurance...............................................               28

ARTICLE VII  CONDITIONS PRECEDENT........................................................               28
         Section 7.01.   Conditions to Each Party's Obligation To Effect the Merger......               28
         Section 7.02.   Conditions to Obligations of Parent and Sub.....................               28
         Section 7.03.   Conditions to Obligations of the Company........................               30

ARTICLE VIII INDEMNIFICATION.............................................................               31
         Section 8.01.   Indemnification of Parties......................................               31
         Section 8.02.   Survival of Representations and Warranties......................               32
         Section 8.03.   Procedures for Indemnification..................................               32
         Section 8.04.   Escrow Amount...................................................               33
         Section 8.05.   Limitations on Indemnification..................................               33
         Section 8.06.   Contribution....................................................               33
         Section 8.07.   Reduction for Insurance Coverage and Tax Benefits...............               33

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
         Section 8.08.   Sole Remedy.....................................................               34

ARTICLE IX   DEFINITIONS.................................................................               34
         Section 9.01.   Definitions.....................................................               34

ARTICLE X  GENERAL PROVISIONS............................................................               37
         Section 10.01.  Dispute Resolution..............................................               37
         Section 10.02.  Expenses........................................................               38
         Section 10.03.  No Third-Party Beneficiaries....................................               38
         Section 10.04.  Entire Agreement................................................               38
         Section 10.05.  Incorporation of Exhibits and Schedules.........................               38
         Section 10.06.  Succession and Assignment.......................................               39
         Section 10.07.  Counterparts and Facsimile Signatures...........................               39
         Section 10.08.  Headings........................................................               39
         Section 10.09.  Notices.........................................................               39
         Section 10.10.  Governing Law and Jurisdiction..................................               40
         Section 10.11.  Amendments and Waivers..........................................               40
         Section 10.12.  Severability....................................................               40
         Section 10.13.  Construction....................................................               40
         Section 10.14.  Specific Performance............................................               41

SCHEDULE 2.02 DELIVERY OF MERGER CONSIDERATION...........................................                1

      AGREEMENT AND PLAN OF MERGER (this "Agreement") dated July 1, 2005, among TEJAS INCORPORATED, a Delaware corporation ("Parent"), TEJAS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), Capital & Technology Advisors, Inc., a Delaware corporation (the "Company") and all of the stockholders of the Company, who are named on the signature pages hereto (each, a "Stockholder" and, collectively, the "Stockholders"). Certain terms used herein as defined terms are defined in Article IX hereof.

      WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), other than shares owned by Parent, Sub or the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(d)); and

      WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals; and

      WHEREAS, (a) the Stockholders and (b) Parent, as the sole stockholder of Sub, have each approved the Merger; and

      WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

      WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

      SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as in effect on the date hereof (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

      SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place on the same date as the date of this Agreement (the "Closing Date"). The Closing will be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104.

      SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

      SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL, with Sub merging into the Company and the Company being the Surviving Corporation.

      SECTION 1.05. Certificate of Incorporation and By-laws.

            (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

            (b) The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

      SECTION 1.06. Board of Directors and Officers.

            (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall be comprised of Wayne Barr, Jr., Kurt Rechner and John Garber.

            (b) At the Effective Time, the following persons shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or their respective successors are duly elected and qualified, as the case may be: President and CEO, Wayne Barr, Jr.; Treasurer, John Garber; Secretary, Kurt J. Rechner.

                                   ARTICLE II

    Merger Consideration; Conversion of Securities; Exchange of Certificates

      SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into one share of common stock of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of the Company Common Stock that is owned by the Company, Sub or Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (c) Cash Merger Consideration Paid. On the date of the acceptance of the letter of intent between Parent and the Company dated May 9, 2005 (the "Letter of Intent"), Parent paid to the Company two million dollars ($2,000,000) in cash (the "Option Payment"), in the Company's capacity as paying agent for the Stockholders. In such capacity, the Company shall pay over the Option Payment to the Stockholders immediately prior to the Effective Time in the manner set forth for the cash payment to be made in Section 2.01(d)(i).

            (d) Conversion of the Company Common Stock. Subject to the proviso contained in Section 2.02(a), each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of common stock cancelled pursuant to Section 2.01(b), shall be converted into the right to receive (subject to the provisions of Section 2.02(d)) the following (collectively, the "Merger Consideration"):

                  (i) Cash in an amount equal to the fraction (x) the numerator of which shall be three million dollars ($3,000,000) and (y) the denominator of which shall be the total number of shares of Company Common Stock outstanding at the Effective Time (giving effect to the exercise of all options to purchase Company Common Stock) ("Total Outstanding Company Shares"); and

                  (ii) Such number of shares of common stock, $.001 par value per share, of Parent ("Parent Common Stock") as is equal to the quotient obtained by dividing: (x) (A) sixty million by (B) the Parent Common Stock Closing Price (as defined below), by (y) the Total Outstanding Company Shares (the "Share Merger Consideration").

            (e) "Parent Common Stock Closing Price" shall mean:

                  (i) If the average per share closing price (the "Average Per Share Closing Price") of the Parent Common Stock as reported by the OTC Bulletin Board for the ten (10) Business Days on which the Parent Common Stock has traded prior to the date three (3) trading days before the Closing Date is:

                        (1) less than or equal to nineteen dollars ($19.00), then the "Parent Common Stock Closing Price" shall be nineteen dollars ($19.00);

                        (2) greater than nineteen dollars ($19.00) but less than nineteen dollars and thirty-five cents ($19.35), then the "Parent Common Stock Closing Price" shall be set at the Average Per Share Closing Price;

                        (3) equal to or greater than nineteen dollars and thirty-five cents ($19.35), then the "Parent Common Stock Closing Price" shall be nineteen dollars and thirty-five cents ($19.35).

As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of the Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

            (f) Appraisal Rights. All of the owners of capital stock of the Company are executing this Agreement and agreeing to the terms and conditions set forth herein. As a result, no Stockholder is either entitled to or will and hereby agrees not to, exercise and perfect appraisal rights pursuant to Section 262 of the DGCL.

      SECTION 2.02. Delivery of Merger Consideration.

            (a) Share Exchange. At the Effective Time, Parent shall deliver to each Stockholder (or shall have instructed its transfer agent, with respect to any common stock to be delivered, to deliver such shares of common stock to the Stockholders) in the amounts set forth in Schedule 2.02 hereto to the addresses hereinbefore provided to the Parent by such Stockholders in exchange for the shares of Company Common Stock owned of record by such holder, the Merger Consideration to which such Stockholder is entitled based on the number of shares of Company Common Stock so owned, and the Certificate representing such Company Common Stock delivered pursuant to Section 7.02(j) shall forthwith be canceled; provided, however, that Parent shall deliver to HSBC Bank USA, National Association (the "Escrow Agent") ten percent (10%) of the Parent Common Stock (the "Escrow Shares") otherwise deliverable to Niskayuna Development LLC and Wayne Barr, Jr. (each, a "Holder" and collectively the "Holders") pursuant to this Section 2.02(a), which is equal to 309,316 shares (collectively, the "Escrow Amount"), which Escrow Amount shall be held in escrow (the "Escrow") in accordance with the terms of the Escrow Agreement (as defined below).

            (b) Cash Delivery. At the Effective Time and subject to the terms and conditions set forth in this Agreement, the portion of the Merger Consideration which consists of cash shall be wire transferred to the Stockholders, in accordance with the Stockholders' duly authorized payment instructions notified to Parent prior to the Closing Date.

            (c) No Fractional Shares. Each Stockholder who would have been entitled to receive a fractional share of Parent Common Stock as part of his or her Share Merger Consideration shall, upon proper surrender of his or her Certificates, receive such whole number of shares of Parent Common Stock as is equal to the precise number of shares of Parent Common Stock constituting Share Merger Consideration to which such person would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded to the nearest odd number).

            (d) Escrow. On the Closing Date, Parent, the Escrow Agent and the Holders shall enter into an escrow agreement in substantially the form of Exhibit B hereto (the "Escrow Agreement"). On the Closing Date, Parent shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent) representing the Escrow Shares, as described in Section 2.02(a), for the purpose of securing the indemnification obligations set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

            (e) No Liability. Parent shall not be liable to any Stockholder in respect of any Merger Consideration delivered to a public official as required by and pursuant to any applicable abandoned property, escheat or similar Applicable Law.

                                   ARTICLE III

                  Representations and Warranties of the Company

      Except as set forth in the disclosure schedules delivered by the Company to Parent on the date hereof (the "Company Disclosure Schedules"), the Company and the Holders hereby, jointly and severally, represent and warrant to Parent as follows:

      SECTION 3.01. Organization; Authority.

            (a) Power to Enter into the Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the power and authority to execute and deliver this Agreement and each other document to be executed and delivered by it under this Agreement, to perform its obligations under such documents, and to consummate the Merger and any other transactions contemplated by or pursuant to this Agreement and any ancillary documents (the "Transactions"). Prior to the date of this Agreement, the Company has delivered to Parent a complete and correct copy of the organizational documents of the Company, as amended to such date, and such organizational documents are in full force and effect.

            (b) Authorization of the Agreement. The Company has, by requisite action, authorized the execution, delivery and performance of this Agreement and each other document to be executed and delivered by it under this Agreement, and the consummation of the Transactions to which it is a party in accordance with Applicable Law and the organizational documents. The Company has given Parent evidence of such approval in a form reasonably satisfactory to Parent.

            (c) Execution of the Agreement. The Company has duly executed and delivered this Agreement and each other document to be executed and delivered by it under this Agreement.

            (d) Agreement Binds the Company. This Agreement and each other document to be delivered by the Company under this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

            (e) Power to Carry on Business. The Company is the sole successor in interest to the business of Capital & Technology Advisors LLC and Communication Technology Advisors LLC (each, an "LLC" and collectively, the "LLCs") and has the power and authority and possess the rights, licenses, authorizations and approvals, governmental or otherwise, necessary to entitle it to own, lease or otherwise hold its material properties and assets, and to carry on its business as currently conducted. The Company is duly qualified, licensed or registered to transact business, and is in good standing in each jurisdiction in which it owns or leases properties.

      SECTION 3.02. Subsidiaries. The Company does not own, directly or indirectly, any shares of capital stock or other equity or ownership interests in, any other Person ("Third Party Interest"), nor does the Company have any rights to, nor is the Company bound by any commitment or obligation to, acquire by any means, directly or indirectly, any Third Party Interests or to make any investment in, or contribution or advance to, any person.

      SECTION 3.03. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 30,000 shares of Company Common Stock, of which there are 200 shares of Company Common Stock issued and outstanding. All outstanding shares of Company Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The Company does not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter, and there are no options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, relating to issued or unissued Company Common Stock or obligating the Company to issue, redeem, repurchase or otherwise acquire any share of Company Common Stock or any other equity interest in, the Company. Schedule 3.03 of the Company Disclosure Schedules sets forth, as of the date hereof, each of the Stockholders as indicated on the stock transfer books of the Company and the number of shares of Company Common Stock owned by, and the number of shares of Company Common Stock subject to options and warrants owned by, such Stockholder and the exercise price per share of any such options or warrants. The Company is not under any obligation, contingent or otherwise, to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"). Each Stockholder of the Company is an "Accredited Investor" within the definition set forth in Rule 501(a) promulgated under the Securities Act.

      SECTION 3.04. No Conflicts. The Company's execution, delivery and performance of this Agreement, and of each other document to be delivered by it under this Agreement, and the consummation of the Transactions, will not:

            (a) conflict with, or result in a breach of, a provision of the Company's organizational documents;

            (b) conflict with, or result in a breach of (whether immediately or through the passage of time or otherwise), a provision of a contract, agreement or undertaking to which the Company is a party, or by which it or any of its assets or properties is bound, except where the conflict or breach would not have a Material Adverse Effect;

            (c) give rise to a right of termination, cancellation, amendment or acceleration of an obligation or loss of a benefit affecting, or result in the imposition of any Liens on, any of its assets; or

            (d) violate Applicable Law.

      SECTION 3.05. Condition and Sufficiency of Assets.

            (a) The Company has good and marketable title to, or a valid leasehold interest in, its assets, in each case free and clear of Liens except:

                  (i) Liens for Taxes or other governmental obligations not yet due or being contested in good faith for which appropriate reserves have been made in accordance with generally accepted accounting principles ("GAAP") in the Financial Statements that the Company delivered to Parent;

                  (ii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by Applicable Law;

                  (iii) statutory Liens arising in the ordinary course of business which, in each case, do not interfere with the use of the assets to which they relate for the purposes for which those assets were acquired; and

                  (iv) the ownership interests of the lessor or licensor of leased assets or licensed Intellectual Property (collectively, "Permitted Liens").

            (b) The Company's assets include all assets used in, necessary for the conduct of, or otherwise material to, the business as currently conducted, or as currently contemplated to be conducted, by the Company.

            (c) The leasehold improvements, furniture, fixtures, equipment and other tangible personal property used in the business, taken as a whole, are in suitable working condition for the Company's current use of them.

      SECTION 3.06. Consents; Governmental Approvals. Except for any Consents listed in Schedule 3.06, the Company does not need any Consent or Governmental Approval in connection with the Company:

            (a) executing and delivering this Agreement and each other document to be executed and delivered by it under this Agreement;

            (b) performing its obligations under this Agreement and each other document to be executed and delivered by it under this Agreement; and

            (c) consummating the Transactions.

      SECTION 3.07. Brokers. Neither the Company nor any of its Affiliates has incurred or will incur any Liability for a fee or commission to a broker, finder, investment banker or other intermediary in connection with the Transactions.

      SECTION 3.08. ERISA and Related Matters.

            (a) The Company's Employee Benefit Plans.

                  (i) Schedule 3.08(a) lists each "employee benefit plan" (as defined in section 3(3) of ERISA) whether or not subject to ERISA, and each employment, consulting, bonus, incentive or deferred compensation, vacation, tuition reimbursement, employee discount, expense reimbursement, allowance, severance, termination, retention, change of control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement or policy, whether written or unwritten, under which any current or former employee or consultant (an "Employee") employed or engaged by the Company or the beneficiaries or dependents of such a Person (collectively, the "Plan Employees") is or may become eligible to participate or derive a benefit, and that is or has been maintained or established by the Company, or to which the Company contributes or is or has been obligated or required to contribute, or with respect to which the Company has or may have any Liability (collectively, the "Plans"). The Company, its ERISA Affiliates, and the LLCs have not ever maintained, established, contributed to, or been required to contribute to any "employee pension plan" as defined in Section 3(2)(A) of ERISA or a plan intended to be qualified under
Section 401(a) of the Code or a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (ii) Each Plan can be terminated by the Company within a period of thirty (30) days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                  (iii) The Company has given Parent complete and correct copies of the written Plans in effect and descriptions of the unwritten Plans in effect and, with respect to each Plan: any trust agreements, insurance contracts or other funding arrangements in effect; the two most recent actuarial and trust reports, if any exist; any material communications received from or sent to the IRS or the Department of Labor; the two most recent IRS Forms 5500 and the related schedules to them, if any have been required; the current summary plan descriptions, if any have been required; the most recent actuarial report regarding any post-employment life or medical benefits provided under the Plans; and any amendments and modifications to any such document.

                  (iv) The consummation of the Transactions will not (x) entitle any current or former Plan Employee, director or officer of the Company to severance pay, unemployment compensation or any other payment (except as expressly provided in this Agreement) or (y) accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due any such Plan Employee, director or officer.

                  (v) No Plan provides benefits, including death or medical benefits (whether or not insured), with respect to Plan Employees after retirement or other termination of service except:

                        (1) coverage mandated by Applicable Law; or

                        (2) deferred compensation benefits accrued as liabilities and reflected on the Financial Statements.

                  (vi) No material Liability has been or is expected to be incurred by the Company under or pursuant to ERISA or the penalty, excise Tax or joint and several Liability provisions of the Code relating to employee benefit plans. No event, transaction or condition has occurred or exists that reasonably could be expected to result in such Liability or obligation to the Company. No transaction prohibited by Code section 4975 or ERISA section 406 for which no applicable exemption exists (a "Prohibited Transaction") has occurred with respect to any Plan that would subject the Company to a Tax or penalty imposed by section 4975 of the Code or section 502 of ERISA. The consummation of the Transactions will not result in a Prohibited Transaction or the imposition of any Liability, penalty or Taxes with respect to any Plan. No Plan contains any security issued by the Company or Affiliate. Schedule 3.08(a)(vi) lists every trade or business, whether or not incorporated, which is (or would have been at any date of determination within six years before the date of this Agreement) treated as a single employer under section 414 of the Code together with the Company.

                  (vii) Each of the Plans has been operated and administered in all respects in compliance with its terms, Applicable Law (including ERISA and the Code) and all applicable collective bargaining agreements. There are no material pending or, to the Company's knowledge, threatened claims, actions, investigations or proceedings by or on behalf of a Plan, a Governmental Entity, a Plan Employee or otherwise involving a Plan or its assets (except routine claims for benefits). There are no facts or circumstances that could result in any such claims, actions, investigations or proceedings.

            (b) Disqualification. To the Company's knowledge, no basis exists such that the Company or any of their current or former Employees would become subject to disqualification from serving in any capacity described in section 411(a) of ERISA by virtue of section 411 of ERISA or a similar provision of other Applicable Law. The Transactions will not cause the Parent or any of its Affiliates to become subject to such a disqualification.

            (c) Employees and Consultants. Schedule 3.08(c) lists the current Employees of the Company and each Company Subsidiary, their respective base and total salaries or wages and other compensation, and their dates of employment, positions, vacation entitlement and accrued vacation time.

      SECTION 3.09. Labor Matters. The Company is not a party to or bound by any collective bargaining or similar agreements or work rules or practices agreed to with any labor unions or Employee associations. There are no labor unions or other organizations representing (or purporting or attempting to represent) any Employees of the Company. Since May 29, 2001, the date of formation of the earliest formed LLCs, there has not occurred (or, to the Company's knowledge, been threatened) any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any Employees of the Company. There is no representation petition pending (or, to the Company's knowledge, threatened) with respect to any Employee of the Company.

      SECTION 3.10. Compliance with Employment Laws. The Company has complied in all material respects with Applicable Law regarding the employment or termination of employment of Employees and independent contractors (including Applicable Laws relating to labor relations, equal employment, fair employment practices, entitlements, prohibited discrimination or distinction, immigration status, employment Taxes or other similar employment practices or acts).

      SECTION 3.11. Taxes.

            (a) The Company has timely filed all Tax Returns required to be filed by it (and all such Tax Returns are true, complete and correct in all material respects or all requests for extensions to file such Tax Returns have been timely filed, granted and have not expired). The Company has paid all Taxes (shown as due on such Tax Returns or otherwise due or payable by the Company, and the most recent Financial Statements contained an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such Financial Statements). As of the Closing Date, the Company will have (i) paid all installments that are due and payable at such time on account of Taxes payable by the Company for the current year; (ii) properly withheld by the Company and remitted to the proper taxing authority all Taxes required to be withheld with respect to amounts paid or credited, or owed to or for the account or benefit of, any person, including any Employee, independent contractor, member, stockholder, non-resident person or other third party; and (iii) collected all sales, transfer and use Taxes (including goods and services sales taxes) required to be collected by the Company, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entity and has furnished properly completed exemption certificates for all exempt transactions.

            (b) Neither LLC has ever made an election to be treated as a corporation for Tax purposes, and each LLC has been taxed as a partnership for federal tax purposes from its respective formation date. For purposes of this
Section 3.11, "the Company" shall also mean the LLCs.

            (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company that is not adequately reserved for.

            (d) The Company is not a party to any benefit Plan or other Company Employee compensation arrangements in effect as of the date of this Agreement that would result in the disallowance of a material deduction under Section 162(m) of the Code for any amounts paid or payable by the Company under any such plan or arrangement and, to the knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts. The Company has never been a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any Employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code by the Company or Parent as an expense under Applicable Law.

            (e) The Company does not constitute either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under

Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (f) The Company has not executed any waiver or extension of any statute of limitations on the assessment or collection of any Taxes or with respect to any Liability arising therefrom. The Company has no Liability for the Taxes of any other person or entity as a transferee or successor, or by contract or otherwise. The Company has no Liability for the Taxes of any Person pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of any consolidated, combined or unitary Tax Return. There are no Tax Liens on any assets of the Company, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings. No claim has ever been made by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (g) No consent under Section 341(f) of the Code has been filed with respect to the Company.

            (h) There are no Tax sharing agreements or similar arrangements with respect to or involving the Company. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the Transactions will not have any adverse effect on such compliance.

            (i) The Company has not been, and will not be, required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to any Tax laws as a result of transactions or events occurring, or accounting methods employed by the Company, prior to the Closing.

            (j) The Company is not and has never been a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code.

            (k) The Company has not entered into any transactions that are "reportable" under Section 6011, 6111 or 6112 of the Code or similar provision of state or local law.

      SECTION 3.12. Financial Statements; No Material Adverse Effect.

            (a) The Company has delivered to Parent copies of its consolidated balance sheet as of December 31, 2003 and 2004 and statements of income and cash flow for the financial years ended December 31, 2002, 2003 and 2004, together with the corresponding auditor's reports to the Company prepared by Bollani, Sheedy, Torani & Co. LLP/McGladrey. The Company has also delivered to Parent copies of its unaudited consolidated financial statements as of, and for the quarter ended March 31, 2005 (including a statement of income, balance sheet and statement of cash flows). These annual financial statements and interim financial statements (the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the period indicated and present fairly in all material respects the Company's consolidated financial position as of the specified date and results of the Company's consolidated operations and cash flows, and comply with accounting and regulatory requirements and Applicable Law subject, in the case of the interim financial statements, to normal recurring year-end audit adjustments and the absence of footnotes.

            (b) Since December 31, 2004, there has not been any Material Adverse Effect.

            (c) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorizations, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any material differences.

      SECTION 3.13. No Undisclosed Liabilities. To the Company's knowledge: (i) the Company does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and (ii) there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liabilities or obligations, except for liabilities and obligations that:

            (a) were specifically disclosed or reserved against on the balance sheet included in the Financial Statements for the financial year ended December 31, 2004, or specifically disclosed in the notes to that balance sheet (but, in either case, only to the extent so disclosed or reserved against); or

            (b) were incurred after December 31, 2004, in the ordinary course of business consistent with past practice, and individually or in the aggregate have not had, and could not reasonably be expected to have, a Material Adverse Effect.

      SECTION 3.14. Contracts. Schedule 3.14 lists the effective agreements, contracts and commitments (and any subsequent renewal and/or amendment) to which the Company is a party or by which any of its properties is bound of the following types (collectively, "Contracts"):

            (a) agreements and arrangements for performing services (including current fee schedules);

            (b) employment, consulting, severance, agency and other compensation agreements and arrangements;

            (c) bonus, profit-sharing, stock option, pension, retirement, deferred compensation or other plans, trusts, funds, agreements or arrangements for the benefit of Plan Employees, officers, directors, managers, sales representatives or agents;

            (d) mortgages, indentures, security agreements, letters of credit, loan agreements and other agreements, guarantees and instruments relating to borrowing money or extending credit, or which create or authorize a Lien;

            (e) licenses and arrangements under which (x) the Company is permitted by any Person to use Intellectual Property ("Licensed Intellectual Property"), other than ordinary course off-the-shelf licenses that are not material to the Company, or (y) the Company permits a Person to use the Company's Intellectual Property;

            (f) agreements or arrangements involving payments based on the Company's profits or revenues;

            (g) joint venture, partnership and similar agreements;

            (h) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements;

            (i) agreements or legally binding commitments between the Company on the one hand and any Affiliate of the Company on the other hand, not otherwise covered by Section 3.19;

            (j) any restrictive covenant contained in any leased real property leased by the Company that materially restricts the use, transferability or value of such property;

            (k) any restrictive covenant contained in any deed to real property owned by the Company;

            (l) leases of real property and other leases involving annual rental payments in excess of $25,000;

            (m) service agreements material to the Company's business, including agreements (A) to develop proprietary software and (B) for duplication, document production and other office services; in each case, with annual payments in excess of $25,000;

            (n) agreements for the sharing or capping of fees or other payments the Company receives from another person, or the sharing of another person's expenses;

            (o) any contract or agreement that restricts the Company or would restrict the Company, following the consummation of the Transactions, from competing in any line of business with any person or using or employing the services of any person;

            (p) any agreement to acquire equipment or any commitment to make capital expenditures of $10,000 or more;

            (q) any indemnification agreement;

            (r) any other agreements, contracts and commitments that (A) involve payment obligations of more than $25,000 or are not cancelable at will without penalty, or (B) are material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company; and

            (s) any fee applications submitted to any United States Bankruptcy Court and any objections filed to such fee applications.

The Company has delivered to the Parent a copy of each written Contract, and a summary of the material provisions of each other Contract. Each Contract has been duly authorized, executed and delivered by the Company and, to the Company's knowledge, each other party to it. Each Contract is in full force and effect and constitutes the valid and legally binding obligation of the Company and, to the Company's knowledge, each other party to it, enforceable against the Company and, to the Company's knowledge, each other party to it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law). There is no event of default or event or condition that, after notice or lapse of time or both, would constitute an event of default under a Contract on the part of the Company or, to the Company's knowledge, on the part of any other party to it. No party to a Contract has advised the Company, either orally or in writing, that it intends to terminate, or, where applicable, not renew, the Contract.

      SECTION 3.15. Intellectual Property.

            (a) Schedule 3.15(a) lists the Intellectual Property owned by the Company ("Owned Intellectual Property"). The Owned Intellectual Property and the Licensed Intellectual Property (collectively, the "Company Intellectual Property") constitute all Intellectual Property used or held for use by the Company in connection with, necessary for the conduct of, or otherwise material to the Company's business as currently conducted or as contemplated to be conducted. The Owned Intellectual Property and the licenses and arrangements described in Section 3.14(e) have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and the United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary to ensure full protection under Applicable Law. Such registrations, filings or issuances remain in full force and effect.

            (b) The Company owns, or has a valid license to use, the Company Intellectual Property, free from Liens and free from requirements of past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions (except for Permitted Liens).

            (c) The use of the Company Intellectual Property in the Company's business as currently conducted does not infringe or misappropriate any third party's right, and no claim or demand has been made or threatened to that effect. No third party is infringing the Company's rights with respect to the Company Intellectual Property. The consummation of the Transactions will not impair the Company's right to use the Company Intellectual Property on the same terms and conditions as in effect before the Closing.

            (d) To the knowledge of the Company, there are no defects or Viruses in the Company's proprietary software that prevent or would prevent such software from performing in all material respects the tasks and functions that it is intended to perform. For purposes of this Section 3.15, "Viruses" means any (i) program code or programming instruction or set of instructions intentionally designed to disrupt, disable, harm, interfere with, or otherwise adversely affect computer programs, data files or operations; or (ii) other software typically described as a virus, information gathering program or by similar terms, including Trojan horse, worm, time bomb, bot or back door.

            (e) The Company has established and maintains a commercially reasonable security program, including the use of technology, practices, procedures and processes meeting or exceeding industry standards that are designed to protect the integrity of the data, communications and transactions
(i) processed by and executed through its systems and (ii) stored on its systems, including using encryption and/or other security protocols and techniques when appropriate.

            (f) To the Company's knowledge, there has been no material violation of the trade secrets contained within the Owned Intellectual Property. There have been no unauthorized disclosures of such trade secrets and all disclosures of trade secrets have been made pursuant to confidentiality agreements commercially reasonable in form and substance and effective to protect the proprietary nature of such trade secrets. There have been no breaches of any such confidentiality agreements. All Employees of the Company (whether or not presently employed by the Company) have agreed in writing to confidentiality and intellectual property provisions substantially in the form included in Schedule 3.15(f).

            (g) All Employees of the Company who have contributed to or participated in the conception and development of any Owned Intellectual Property constituting software, or any documentation related thereto, on behalf of the Company are bound by a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded and/or assigned the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, and have executed all instruments of assignment in favor of the Company necessary to convey to the Company full, effective, and exclusive ownership of all tangible and intangible property thereby arising. Schedule 3.15(g) identifies all such agreements or instruments referenced in the preceding sentence as well as all employment, consulting or other agreements with any individuals who have contributed to or participated in the conception and development of such Intellectual Property rights of the Company.

            (h) None of the Owned Intellectual Property constitutes software.

      SECTION 3.16. Environmental Matters.

            (a) The Company is in compliance and has at all times complied with the Environmental Laws relating to its business and to its properties and assets (including properties and assets currently or formerly owned, leased or used) and the use and ownership of those properties and assets, except where the failure to so comply would not have a Material Adverse Effect. No violation of such Environmental Laws by the Company has been alleged or, to the Company's knowledge, threatened by a Governmental Entity or other Person.

            (b) To the Company's knowledge, neither the Company nor any other Person has caused or taken any action that will result in, and the Company is not subject to, any Liability or obligation (including indemnification obligations) in connection with environmental conditions relating to the Company's business, its properties and assets (including those currently or formerly owned, leased or used), use of those properties and assets, or in connection with Hazardous Substances or any violation of Environmental Law.

            (c) The Company has given Parent copies of all information (including any environmental site assessments, compliance audits, studies, allegations of noncompliance or Liability) in its (or a representative's) possession, custody or control relating to environmental conditions relating to its business, properties and assets (including those currently or formerly owned, leased or used), use of those properties and assets, or relating to Hazardous Substances.

      SECTION 3.17 Litigation.

            (a) Except as stated in Schedule 3.17, there is, and within the past five years has been, no judicial, arbitral or administrative action, suit, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company, any of its respective Affiliates, directors, officers or Employees relating to the performance of their duties in such capacities or against or affecting the properties of the Company. There are, and within the past five years have been, no outstanding judgments, decrees, stipulations or orders in favor of or naming any Person relating to the Company, any of its respective Affiliates, directors, officers or Employees relating to the performance of their duties in such capacities or against or affecting their properties. There are no consent decrees or similar arrangements entered into with a Governmental Entity or other Person by, or relating to, the Company, any of its respective Affiliates, directors, officers or Employees relating to the performance of their duties in such capacities or against or affecting their properties, that are still in effect, or were in effect within the past five years.

            (b) There are no controversies pending or threatened between the Company and, to the Company's knowledge, any of the Employees.

      SECTION 3.18 Compliance with Laws, etc.

            (a) The Company is not or has not been in violation of Applicable Law applying to it or any of its properties or business, except where such violation would not have a Material Adverse Effect. To the Company's knowledge, it has been in compliance with, and has not received written notice of a material violation of, the laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applying to it or its respective operations.

            (b) The Company is not or has not been in default under its bylaws, certificate of incorporation or other organizational documents.

            (c) The Governmental Approvals needed to conduct the Company's business has been duly obtained and is in full force and effect. The Company has received no written notice of the commencement of any formal proceedings (and, to the Company's knowledge, no such proceedings are threatened) that would reasonably be expected to result in the revocation, cancellation or suspension, or any adverse modification, of a Governmental Approval which the Company has received.

            (d) The information provided by the Company in any filing or submission to obtain a Governmental Approval in connection with the Transactions is accurate and complete in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to make the statements in the filing, submission or notice, in light of the circumstances under which they were made, not misleading.

      SECTION 3.19 Affiliate Transactions. Except as stated in Schedule 3.19, the Company:

            (a) is not a party to an agreement, arrangement, understanding, transfer or other commitment or transaction, whether or not in the ordinary course of business, with or for the benefit of an Affiliate, or of an Associated Person of the Company or an Affiliate; or

            (b) does not otherwise receive any services from any Affiliate, or from any Associated Person of the Company or an Affiliate, whether or not for compensation.

      SECTION 3.20 Insurance.

            (a) Schedule 3.20 lists the Liability, property and casualty, workers' compensation, directors' and officers' Liability, key man, surety bonds, and other insurance contracts ("Policies") that insure the Company's business or the managers, officers, Employees, trustees or directors of the Company.

            (b) Since May 29, 2001, the Company has not made any insurance claim under any Policies (or other insurance contracts or bonds in effect at the time).

            (c) The Policies are valid and binding, in full force and effect, and enforceable according to their terms, and no material default has been committed under any of the Policies. All premiums due and payable under the Policies have been paid, the policyholders are otherwise in compliance with the terms and conditions of those Policies, and the policyholders have no reason to believe that any insurer would not renew a Policy on substantially the same terms and conditions (or would not do so if it knew of an event known to the Company but not to the insurer).

      SECTION 3.21 Conduct of the Business. Since December 31, 2004, the Company, including the LLC, has carried on its business in the usual, regular and ordinary course, consistent with past practice.

      SECTION 3.22 Competitive Restrictions. Neither the Company, nor, to the Company's knowledge, any of its directors, officers or Employees, is restricted under an agreement or understanding from competing with any person in any respect related to the Company's business, from carrying out the business of the Company or otherwise providing advisory services of the type provided by the Company.

      SECTION 3.23 Accounts Receivables; Escheat Property.

            (a) Accounts Receivable. Subject to any reserves in the Financial Statements for the financial year ended 2004, the accounts receivable shown on those Financial Statements and all accounts receivable arising subsequent to such date:

                  (i) are valid;

                  (ii) have arisen solely out of bona fide performance of services and other business transactions in the ordinary course of business consistent with past practice; and

                  (iii) to the knowledge of the Company, (a) are not subject to any prior Lien and are not subject to valid defenses, set-offs or counterclaims, and (b) there are no refunds, discounts or other adjustments payable in respect of such accounts receivable.

                  (iv) The accounts receivable are collectable in accordance with their terms at their recorded amounts, subject only to any reserve for doubtful accounts on the Financial Statements. All accounts receivable which are thirty (30) days or more past due as of the Closing Date are identified on
Schedule 3.23.

            (b) Escheat Property. The Company has no Liability under any Applicable Law pertaining to abandoned property, escheat or other similar laws with respect to return of fees, outstanding payables, unclaimed checks or other similar matters.

      SECTION 3.24 Third Parties' Business Operations. The Company has not allowed any other person to use its assets, properties or other resources to conduct any type of business.

      SECTION 3.25 Corrupt Practices.

            (a) Neither the Company, nor, to the knowledge of the Company, any of the senior managers of the Company, has been convicted of any criminal offense or found guilty of any civil offense in either case involving fraud, misrepresentation, dishonesty, breach of fiduciary duty, substantive violation of banking or corporate Tax laws, embezzlement or other fraudulent conversion or misappropriation of property.

            (b) The Company has not made any contribution or expenditure, whether in the form of money, products, services or facilities, in connection with any election for political office or to any public official, except to the extent permitted by Applicable Law. The Company has not offered or provided any unlawful remuneration, entertainment or gifts to any Person, including any official of a Governmental Entity or any fiduciary of a client.

            (c) Since December 31, 2001, the Company (including, for this purpose, the LLC) has been in compliance in all material respects with all requirements applicable to it regarding anti-money laundering and anti-terrorist rules and regulations, and the Company maintains documentation adequate to verify the accurate contact information, including identity and street address, for all its customers as required by the USA Patriot Act, formerly known as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder (the "Patriot Act").

            (d) The Company has supplied or made available to Parent all identification and basic background information with respect to clients and customers in its possession, including any information describing the client's source of wealth and line of business or regarding references, referrals or potential "red-flags" or suspicious transactions.

      SECTION 3.26 Corporate Records. The minute books of the Company accurately reflect all material actions taken to the date hereof by the respective members, managers, shareholders, board of directors and committees of the Company (including, for this purpose, the LLCs; provided that such records reflect only those actions that the operating agreement of the respective LLC or Applicable Law requires to be taken by a meeting or written action of the managers or members of such entity).

      SECTION 3.27 Offices. Schedule 3.27 lists the headquarters location of the Company and the location of each of the other offices maintained and operated by the Company. Except as stated in Schedule 3.27, the Company does not maintain any other office or conduct business at any other location, and the Company has not applied for or received permission to open any additional offices or operate at any other location.

      SECTION 3.28 Safe Deposit Boxes and Bank Accounts. Schedule 3.28 lists the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or lock boxes or bank accounts and the names of all persons authorized to have access to such boxes and accounts.

      SECTION 3.29 Power of Attorney. The Company has not granted any person a power of attorney or similar authorization that is presently in effect or outstanding.

      SECTION 3.30 Omitted.

      SECTION 3.31 Indemnification. Other than pursuant to the provisions of its certificate of incorporation or bylaws, the Company is not a party to any indemnification agreement with any of its present managers, officers, directors, Employees, agents or other Persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and there are no claims for which any Covered Person would be entitled to indemnification by the Company if such provisions were deemed in effect.

      SECTION 3.32 Real Property. Schedule 3.32 includes a detailed list of all Real Property owned or leased by the Company or whose lease is guaranteed by the Company (collectively, the "Company Real Property"), indicating: (a) in the case of owned Company Real Property, (i) the name of the owner and (ii) location and
(b) in the case of leased Company Real Property, (i) the name of the tenant (and guarantor, if any); (ii) location; (iii) term; (iv) monthly base rent as of June 1, 2005 and (v) landlord. Schedule 3.32 also includes a list of all of the Company's branch offices. The Company does not own any Company Real Property. The Company has good and marketable leasehold title to all of the Company Real Property leased by it, free and clear of any Lien, except Permitted Liens. None of the Company Real Property, nor the possession, occupancy, maintenance or use thereof, is (or will be after giving effect to the Merger) in violation of, or breach or default under, any Contract to which the Company is a party or any Applicable Law relating to the Company's ownership, possession, occupancy, maintenance or use of the Company Real Property, except for any such violation, breach or default, other than violations of Applicable Law, which would not have a Material Adverse Effect. The consummation of the Merger will not result in any transfer tax becoming due with respect to any Company Real Property. No notice or threat from any lessor, Governmental Entity or other Person has been received by the Company relating to the condemnation or expropriation of any Company Real Property claiming any violation of, or breach, default or Liability under, any Contract to which the Company is a party or any Applicable Law, including Environmental Laws, relating to the Company's ownership, possession, occupancy, maintenance or use of the Company Real Property, or requiring or calling attention to the need for any work, repairs, construction, alterations, installations or environmental remediation by the Company.

      SECTION 3.33 Corporate Governance.

            (a) The Company has disclosed to the Company's outside auditors any fraud, whether or not material, that involves management or other Employees who have a significant role in the Company's internal control over financial reporting. A summary of any of those disclosures made by management to the Company's auditors has been made available to Parent.

            (b) Since December 31, 2003, (x) neither the Company nor, to the knowledge of the officers of the Company, any director, officer, Employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, and (y) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, Employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

      SECTION 3.34 Disclosure. No representation or warranty by the Company, nor any statement or certificate furnished or to be furnished by or on behalf of the Company, or any Person acting on behalf of such a Person, to Parent or its representatives in this Agreement or in any schedule or attachment hereto, contains any untrue statement of a material fact, or omits to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading. The following documents provided to Parent or its representatives in connection with the Transactions are true, complete and correct in all material respects: (i) the annotated due diligence checklist and accompanying package of materials provided by the Company to Parent and its counsel by letter dated May 16, 2005, as supplemented by (A) the May 27, 2005 email from Soph Sophocles to John Garber, (B) the June 1, 2005 email from Soph Sophocles to Amarah Sedreddine, (C) the June 2, 2005 email from Rod Rodriguez to John Garber, (D) the June 6, 2005 email from Soph Sophocles to John Hempill, (E) the June 8, 2005 email from Soph Sophocles to Richard Pero,
(G) the June 17, 2005 email from Soph Sophocles to Amarah Sedreddine, (H) the June 20, 2005 email from Soph Sophocles to Amarah Sedreddine, and (I) the June 21, 2005 email from Soph Sophocles to Amarah Sedreddine; and (ii) the Financial Statements.

      SECTION 3.35 Industry Specific Representations and Warranties. Neither the Company nor any of its Employees has conducted any business on behalf of the Company which would have required it to be registered as a broker/dealer or an investment advisor under applicable laws and regulations.

                                   ARTICLE IV

               Representations and Warranties of the Stockholders

      Each Stockholder hereby, severally, represents, warrants, and agrees that:

      SECTION 4.01 Organization; Authority.

            (a) Power to Enter into the Agreement. Each Stockholder has the power and authority, and with respect to individuals, the competency, to execute and deliver this Agreement and each other document to be executed and delivered by it under this Agreement, to perform its obligations under such documents, and to consummate the Merger and any other Transactions contemplated by or pursuant to this Agreement.

            (b) Authorization of the Agreement. Each Stockholder has, by requisite action, authorized the execution, delivery and performance of this Agreement and each other document to be executed and delivered by it under this Agreement, and the consummation of the Transactions to which it is a party in accordance with Applicable Law. Each Stockholder has given Parent evidence of such approval in a form reasonably satisfactory to Parent.

            (c) Execution of the Agreement. Each Stockholder has duly executed and delivered this Agreement and each other document to be executed and delivered by it under this Agreement.

      SECTION 4.02 Agreement Binds the Stockholders. This Agreement and each other document to be executed and delivered by each Stockholder under this Agreement constitutes the valid and legally binding obligation of the Stockholder, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

      SECTION 4.03 No Conflicts. Each Stockholder's execution, delivery and performance of this Agreement, and of each other document to be executed and delivered by it under this Agreement, and the consummation of the Transactions, will not:

            (a) conflict with, or result in a breach of, a provision of a contract, agreement or undertaking to which the Stockholder is a party, or by which it or any of its assets or properties is bound;

            (b) give rise to a right of termination, cancellation, amendment or acceleration of an obligation or loss of a benefit affecting, or result in the imposition of any Liens on, any of its assets; or

            (c) violate Applicable Law.

      SECTION 4.04 Consents; Governmental Approvals. The Stockholders do not need any Consent or Governmental Approval in connection with:

            (a) executing and delivering this Agreement and each other document to be executed and delivered by them under this Agreement;

            (b) performing any of their obligations under this Agreement and each other document to be executed and delivered by them under this Agreement; and

            (c) consummating the Transactions.

      SECTION 4.05 Title of Company Stock. Each Stockholder is the record and beneficial owner of the Company Common Stock being conveyed, and each Stockholder holds title to the common stock free and clear of all Encumbrances.

      SECTION 4.06 Investment Representations.

            (a) Each Stockholder is an Accredited Investor.

            (b) Each Stockholder, by reason of his or her business and financial experience has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he/she is capable of (i) evaluating the merits and risks of an investment in the Parent Common Stock and making an informed investment decision, (ii) protecting his or her own interest and (iii) bearing the economic risk of such investment. No Stockholder has retained a purchaser's representative with respect to the investment in Parent Common Stock.

            (c) Each Stockholder is acquiring Parent Common Stock for investment for the Stockholder's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part.

            (d) Each Stockholder understands that the Parent Common Stock will be characterized as "restricted securities" under U.S. federal and state securities laws and that under such laws and applicable regulations the Parent Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act and applicable state laws, except pursuant to an applicable exemption under the Securities Act and applicable state laws and that stop-transfer instructions may be issued for securities of the Parent Common Stock.

      SECTION 4.07 Acknowledgement of Stockholders. Each Stockholder acknowledges that:

            (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Parent Common Stock;

            (b) there are risks associated with acquiring the Parent Common
Stock;

            (c) there are restrictions on the Stockholder's ability to resell the Parent Common Stock; and

            (d) no Person has made to the Stockholders any written or oral representations: (i) that any Person will resell or repurchase the Parent Common Stock, (ii) that any Person will refund the consideration paid for the Parent Common Stock, (iii) as to the future price or value of the Parent Common Stock,
(iv) that application has been made to list the Parent Common Stock on any stock exchange, or (v) that Rule 144 promulgated under the Securities Act ("Rule 144") or any other Securities Act or U.S. state securities law exemption is or will be available for resale of the Parent Common Stock.

            (e) Securities and Exchange Commission Restrictions. The Stockholders will not offer to sell, exchange, transfer, pledge or otherwise dispose of any of the Parent Common Stock unless at such time the Parent Common Stock is registered for resale pursuant to the registration rights agreement between the Stockholders and Parent in substantially the form of Exhibit C (the "Registration Rights Agreement"), or pursuant to a valid exemption from the relevant registration requirements (which may include Rule 144 of the Securities
Act), which in the case of any such exempt transaction (other than a transaction pursuant to Rule 144), shall be subject to the reasonable approval of and reasonable conditions imposed by Parent.

      SECTION 4.08 Brokers. No Broker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Stockholder.

      SECTION 4.09 Disclosure. No representation or warranty by any of the Stockholders, nor any statement or certificate furnished or to be furnished by or on behalf of the Stockholders, or any Person acting on their behalf, to Parent or its representatives in this Agreement or in any attachment or schedule hereto, contains any untrue statement of a material fact, or omits to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                Representations and Warranties of Parent and Sub

      Except as set forth in the disclosure schedules delivered by Parent to the Company on the date hereof (the "Parent Disclosure Schedule") or as disclosed in the Parent SEC Reports (as defined in Section 5.06), with such disclosure being specifically referenced in the Parent Disclosure Schedules, Parent and Sub represent and warrant to the Company as follows:

      SECTION 5.01 Organization; Authority.

            (a) Power to Enter into the Agreement. Each of Parent and Sub and their Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the power and authority to execute and deliver this Agreement and each other document to be executed and delivered by them under this Agreement, to perform their obligations under such documents, and to consummate the Merger and any other transactions contemplated by it pursuant to this Agreement. Prior to the date of this Agreement, each of Parent and Sub has delivered to the Company a complete and correct copy of the organizational documents of Parent and Sub, as amended to such date, and such organizational documents are in full force and effect.

            (b) Authorization of Agreement. Each of Parent and Sub and their Subsidiaries, by requisite corporate action, authorized the execution and delivery of this Agreement and each other document to be executed and delivered by them under this Agreement, and the consummation of the Transactions to which they are a party in accordance with Applicable Law. Each of Parent and Sub has given the Company evidence of such approval in a form reasonably satisfactory to the Company.

            (c) Execution of Agreement. Each of Parent and Sub has duly executed and delivered this Agreement and each other document to be executed and delivered by it under this Agreement.

            (d) Agreement Binds the Parent and Sub. This Agreement and each other document to be executed and delivered by each of Parent and Sub under this Agreement constitutes (or, when executed and delivered, will constitute) the valid and legally binding obligations of each of Parent and Sub and their Subsidiaries, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

      SECTION 5.02 Sub.

            (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

            (b) The authorized capital stock of Sub consists of 300 shares of common stock, par value $.01 per share, 300 of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent free and clear of any Lien.

      SECTION 5.03 No Conflicts. Except as stated in Schedule 5.03, each of Parent and Sub's execution, delivery and performance of this Agreement, and of each other document to be executed and delivered by them under this Agreement, and the consummation of the Transactions, will not:

            (a) conflict with, or result in a breach of, a provision of each Parent and Sub's organizational documents;

            (b) conflict with, or result in a breach of, a provision of a contract, agreement or undertaking to which the Parent or Sub is a party, or by which it or any of its assets or properties is bound;

            (c) give rise to a right of termination, cancellation, amendment or acceleration of an obligation or loss of a benefit affecting, or result in the imposition of any Liens on, any of its assets; or

            (d) violate Applicable Law.

      SECTION 5.04 Consents; Governmental Approvals. Except for any Consents listed in Schedule 5.04, Parent and Sub do not need any Consent or Governmental Approval in connection with the Parent and Sub:

            (a) executing and delivering this Agreement and each other document to be executed and delivered by them under this Agreement;

            (b) performing their obligations under this Agreement and each other document to be executed and delivered by them under this Agreement; and

            (c) consummating the Transactions.

      SECTION 5.05 Disclosure. No representation or warranty by Parent or Sub, nor any statement or certificate furnished or to be furnished by or on behalf of the Parent, Sub, or any Person acting on their behalf, to the Company, the Stockholders or their representatives in connection with or under this Agreement, contains any untrue statement of a material fact, or omits to state any material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 5.06 SEC Filings; Financial Statements.

            (a) Parent has timely filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since June 1, 2004 (all such forms, reports, statements, certificates and other documents filed by Parent with the SEC, whether or not required to be filed, collectively, the "Parent SEC Reports"). Each of Parent's SEC Reports, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), each as in effect on the date so filed and with then applicable accounting standards. None of Parent SEC Reports, when filed as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements of Parent and its Subsidiaries (including the related notes and schedules) included in Parent SEC Reports comply as to form in all material respect with the published rules and regulations of the SEC applicable thereto and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Each of the consolidated balance sheets of Parent and its Subsidiaries included in Parent SEC Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of Parent and its Subsidiaries at the respective dates thereof and each of the related consolidated statements of operations, cash flows and changes in stockholders' equity included in Parent SEC Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows of Parent and its Subsidiaries for the periods indicated (subject, in the case of unaudited statements, to normal period-end adjustments).

      SECTION 5.07 Availability of Merger Consideration. Shares of Parent Common Stock shall have been duly authorized and, when issued at Closing, will be validly issued, fully paid and nonassesable. Parent shall have sufficient funds to enable it to consummate the Transactions.

      SECTION 5.08 No Undisclosed Liabilities. Except as specifically disclosed in Schedule 5.08, to Parent's knowledge: (i) Parent (including, without limitation by reason of any activities of, or relating to, any of its Subsidiaries) and Sub do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and (ii) there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liabilities or obligations, except for liabilities and obligations that:

            (a) were specifically disclosed or reserved against on the balance sheet included in the financial statements of Parent for the financial year ended December 31, 2004 or specifically disclosed in the notes to that balance sheet (but, in either case, only to the extent so disclosed or reserved against); or

            (b) were incurred after December 31, 2004, in the ordinary course of business consistent with past practice, and individually or in the aggregate have not had, and could not reasonably be expected to have, a Material Adverse Effect on Parent.

      SECTION 5.09 Brokers. No Broker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent.

      SECTION 5.10 Compliance with Laws, etc.

            (a) None of Parent or any of its Subsidiaries is or has been in violation of Applicable Law applying to it or any of its properties or business, except where such violation would not have a Material Adverse Effect. Except as disclosed in the Parent SEC Reports, to Parent's knowledge, each of Parent and each of its Subsidiaries has been in compliance with, and has not received written notice of a material violation of, the laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) relating to broker-dealer activities.

            (b) The Governmental Approvals needed to conduct Parent's and its Subsidiaries' business has been duly obtained and is in full force and effect. Parent has received no written notice of the commencement of any formal proceedings (and, to Parent's knowledge, no such proceedings are threatened) that would reasonably be expected to result in the revocation, cancellation or suspension, or any adverse modification, of a Governmental Approval which Parent or any if its Subsidiaries has received.

      SECTION 5.11 No Material Adverse Effect. Since March 31, 2005, Parent has not experienced any Material Adverse Effect.

      SECTION 5.12 Capitalization. As of the date hereof, the authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock, of which there are 4,700,713 shares of Parent Common Stock issued and outstanding. There are 1,808,835 shares of Parent Common Stock issuable upon the exercise of outstanding options, and 200,000 shares of Parent Common Stock are issuable in conjunction with convertible debt outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable.

                                   ARTICLE VI

                              Additional Agreements

      SECTION 6.01 Commercially Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      SECTION 6.02 Consents and Approvals. The Company and the Stockholders shall use all commercially reasonable efforts to cause to be delivered to Parent all consents and approvals necessary from the independent certified public accountants of the Company to allow Parent to incorporate, utilize, publish or otherwise disclose the Company Financial Statements in order to facilitate Parent's reporting requirements with any Governmental Entity in accordance with Applicable Law, including the SEC.

      SECTION 6.03 Resignation of the Company Board of Directors. The Company shall obtain written letters of resignation from each of the current members of the Company Board of Directors, in each case effective immediately upon the Effective Time, and the successor directors listed in Section 1.06(a) hereof shall be elected to the Company's Board of Directors on the Closing Date.

      SECTION 6.04 Board of Directors. On the closing date, the Board of Directors of Parent shall consist of the following seven (7) directors: John Gorman, Chairman of the Board; William Ingelhart, Director; Charles Mayer, Director; Dennis Punches, Director; Barry Williamson, Director; Clark N. Wilson, Director; and Jared E. Abbruzzese, Sr., Vice Chairman of the Board.

      SECTION 6.05 Directors and Officers Insurance Continuation. Parent shall use all commercially reasonable efforts to maintain directors and officers liability insurance in amounts and on terms at least as favorable as are presently provided to the Board of Directors of Parent.

      SECTION 6.06 Key Man Insurance. Promptly after the Closing Date, the Company shall use all commercially reasonable efforts to obtain, in favor of Parent, life, disability, accident and other insurance covering Jared E. Abbruzzese, Sr. and Wayne Barr, Jr. in an amount equivalent to forty five million dollars ($45 million) and five million dollars ($5 million), respectively. Jared E. Abbruzzese, Sr. and Wayne Barr, Jr. shall have no right, title or interest in or to such insurance.

                                  ARTICLE VII .

                              Conditions Precedent

      SECTION 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger and the Transactions related thereto shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by a party with respect only to itself, in whole or in part, to the extent permitted by Applicable Law:

            (a) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Parent, as applicable; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

            (b) Government Approvals. All necessary Government Approvals shall have been obtained.

            (c) Certificate of Merger. The Company and Sub shall have executed and delivered the Certificate of Merger in accordance with Section 1.03.

      SECTION 7.02 Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company and the Stockholders set forth herein shall be true and correct.

            (b) Agreements and Covenants. The Company and each Stockholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing.

            (c) Consents and Approvals. All Consents, waivers, notices, authorizations and approvals set forth on Schedules 3.06 and 4.04 shall have been duly obtained in form and substance reasonably satisfactory to the Parent and shall be in full force and effect on the Closing Date.

            (d) Employment Agreements. The Company shall have caused Jared E. Abbruzzese, Sr. to enter into an employment arrangement, and shall have caused Wayne Barr, Jr. and Shawn O'Donnell to enter into an employment agreement with Parent (collectively, the "Employment Agreements" ) at or before the Effective Time. Wayne Barr, Jr.'s and Shawn O'Donnell's Employment Agreements shall be substantially in the form of Exhibits D-1 and D-2 hereto.

            (e) Affiliate Letters. The Company shall have prepared and caused to be delivered to Parent, prior to the Effective Time, a list identifying all Stockholders of the Company who the Company deems to be Affiliates and shall have caused each such Stockholder to execute and deliver to Parent an agreement substantially in the form of Exhibit E hereto (the "Affiliate Letters").

            (f) Escrow Agreement. Parent shall have received the Escrow Agreement executed and delivered by Parent, the Escrow Agent and the Holders, prior to the Effective Time.

            (g) Opinion of Counsel. Parent shall have received an opinion, addressed to it and dated the Closing Date, of Day, Berry & Howard LLP, special counsel to the Company and the Holders, in the form of Exhibit F hereto.

            (h) Opinion of Financial Advisor. Parent shall have received an opinion of C.E. Unterberg, Towbin, dated the Closing Date, to the effect that, as of such date, the Merger Consideration to be paid by Parent is fair from a financial point of view.

            (i) Resignation of the Company Board of Directors. Parent shall have received written letters of resignation from each of the current members of the Company Board of Directors, in each case effective immediately upon the Effective Time.

            (j) Delivery of Shareholder Shares. Shareholders shall have delivered to Parent the Certificates representing the Total Outstanding Company Shares at or prior to the Effective Time.

            (k) Registered Investment Adviser. The Company shall be duly registered as an investment adviser with the Investment Advisor Registration Depository sponsored by the SEC with the states of Virginia and New York.

            (l) Insider Trading Policy. Each Employee of the Company shall have executed Parent's insider trading and blackout period policy, in each case at or before the Effective Time.

            (m) Non-Compete Agreements. Each of John Gorman, Wayne Barr, Jr. and Jared E. Abbruzzese, Sr (collectively, the "Non-Compete Parties") shall have entered a non-compete and non-solicit agreement with Parent substantially in the form attached hereto as Exhibit G (the "Non-Compete").

            (n) Stockholder Spousal Consent. Any Stockholder whose interest in the Company Common Stock may be subject to community or marital property at the Effective Time shall obtain and deliver to Parent an executed consent of spouse in the form of Exhibit H hereto, in each case effective at or before the Effective Time.

            (o) Good Standing Certificates. The Company shall deliver to Parent certificates of good standing or existence from the Secretaries of State of Delaware and every other state of the United States in which the conduct of its business or the ownership of its properties and assets requires it to be so qualified dated as of the Closing Date.

      SECTION 7.03 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth herein shall be true and correct.

            (b) Agreements and Covenants. The Parent and Sub shall have performed and complied with all of their covenants hereunder in all material respects through the Closing.

            (c) Consents and Approvals. All Consents, waivers, notices, authorizations and approvals set forth on Schedule 5.04 shall have been duly obtained in form and substance reasonably satisfactory to Parent and shall be in full force and effect on the Closing Date.

            (d) Registration Rights Agreement. Parent shall have, prior to the Effective Time, prepared and caused to be delivered to the Stockholders the Registration Rights Agreements in connection with the resale of the Parent Common Stock.

            (e) Closing Payments. Parent shall have delivered to the Stockholders the Merger Consideration required to be paid in exchange for the Total Outstanding Company Shares pursuant to Article II.

            (f) Employment Agreements. Parent shall have entered into an Employment Agreement with each of Jared E. Abbruzzese, Sr., Wayne Barr, Jr. and Shawn O'Donnell at or before the Effective Time.

            (g) Board of Directors. The board of directors of Parent shall be constituted as specified in Section 6.05 hereof, and the board of directors of the Surviving Company shall be constituted as specified in Section 1.06(a) hereof.

            (h) Stockholder Approval of Increased Authorized Capital. The stockholders of Parent shall have approved the amendment to the certificate of incorporation of Parent increasing the authorized capital stock of Parent, as specified in the definitive proxy statement of Parent filed with the SEC on May 2, 2005.

            (i) Non-Compete. Each of the Non-Compete Parties shall have signed the Non-Compete.

                                  ARTICLE VIII

                                 Indemnification

      SECTION 8.01 Indemnification of Parties.

            (a) Subject to the limitations set forth in this Article VIII, the Holders shall, jointly and severally, indemnify, defend and hold harmless Parent, Sub, the Company and their respective officers, directors, Employees, Affiliates, and agents (the "Tejas Indemnified Parties") from any and all losses, costs, expenses (including, without limitation, reasonable attorneys' and independent accountants' fees and disbursements), liabilities, damages (excluding incidental, consequential or punitive damages), fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (individually, a "Loss" and collectively, "Losses") that the Tejas Indemnified Parties suffer related to, arising out of, or in connection with:

                  (i) Any breach of any representation, warranty or covenant of the Company;

                  (ii) Any Liability related to the operation of the Company's business and the LLCs' business up to and including the Closing Date;

                  (iii) Any Liability to any other Stockholder or member of the LLCs;

                  (iv) Any Liability for Taxes (and all damages arising from such Liability) owed in any jurisdiction relating to transaction effected or activities conducted by the Company (including the LLCs) at or prior to the Effective Time;

                  (v) Any Liability incurred in connection with the making or performance of this Agreement and the Transactions; and

                  (vi) Any Liability arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent related to any matter covered by subsections (i) through (v) above;

provided, however, that subject to any shorter survival period set forth in
Section 8.02 hereof and subject to the exception stated in Section 8.02 for fraud or willful malfeasance, no claim may be brought under this Section 8.01 after the fourth anniversary from the Closing Date.

            (b) Subject to the limitations set forth in this Article VIII, the Holders, severally and not jointly, shall indemnify, defend and hold harmless the Tejas Indemnified Parties from any and all Losses that Tejas Indemnified Parties suffer related to, arising out of, or in connection with any breach of any representation, warranty or covenant of such Stockholder.

      SECTION 8.02 Survival of Representations and Warranties. All representations and warranties of the Company and of the Stockholders in this Agreement or any other Transaction agreement shall survive the Closing until the second anniversary of the Closing Date, provided, however, that (a) all the Company representations and warranties relating to Taxes and Environmental matters shall survive for the period of the statute of limitations with respect to the respective claim and those in Section 3.01, Section 3.03, Section 3.06,
Section 3.13, Section 3.18, Section 4.01, Section 4.04, Section 4.05 through
Section 4.07 shall survive the Closing until the fourth anniversary of the Closing Date (provided that notwithstanding anything to the contrary contained in this Agreement, a claim for indemnity which is related to a Liability which results from intentional fraud or willful malfeasance shall not have the benefit of any of the limitations set forth herein); and (b) all covenants of the Company and the Stockholders in this Agreement or any other Transaction agreement shall survive for the life of such covenant. The right to indemnification, payment or other remedy based on the representations, warranties, covenants or obligations contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination conducted by any party hereto or by any representative of any such party, or by any such party's knowledge acquired (or capable of being acquired) at any time, whether before or after the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

      SECTION 8.03 Procedures for Indemnification. Promptly after receipt by a Tejas Indemnified Party of written notice of the assertion or the commencement of any proceeding by a third-party with respect to any matter referred to in
Section 8.01, the Tejas Indemnified Party shall give written notice thereof to the Holders, and thereafter shall keep the Holders reasonably informed with respect thereto; provided, however, that failure of the Tejas Indemnified Party to give the Holders notice as provided herein shall not relieve the Holders of their obligations hereunder, except to the extent that the Holders are prejudiced thereby. A claim for indemnification for any matter not involving a third-party proceeding may be asserted by notice to the Holders and shall be paid promptly after such notice.

      If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Holders may assume the defense or the prosecution thereof by prompt written notice to the Tejas Indemnified Party, including the employment of counsel or accountants, at its sole cost and expense. In connection therewith, the Holders shall acknowledge that such claim is the proper subject of indemnification under Section 8.01; provided, however, that the foregoing shall not foreclose the Holders from taking the position that the Loss is governed by Section 8.06 hereof. The Tejas Indemnified Party shall have the right to employ counsel separate from counsel employed by the Holders in any such action and to participate therein, but the fees and expenses of such counsel employed by the Tejas Indemnified Party shall be at its sole cost and expense. Neither the Holders nor the Tejas Indemnified Party shall be liable for any settlement of any such claim effected without their respective prior written consent, which shall not be unreasonably withheld; provided that if the Holders do not assume the defense or prosecution of a claim as provided above within thirty (30) days after notice thereof from the Tejas Indemnified Party, the Tejas Indemnified Party may settle such claim without the Holders' consent. Whether or not the Holders choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

      SECTION 8.04 Escrow Amount. To secure the Holders' obligations pursuant to the provisions of this Article VIII, and notwithstanding each Holder's several and not joint liability in Section 8.01(b), the Holders have agreed, as described in Section 2.02(a) and Section 2.02(d), to place the Escrow Amount in escrow with the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement. Nothing in this Section 8.04 shall be construed as limiting the Holders' Liability to the Tejas Indemnified Parties to the Escrow Amount, nor shall payments from the Escrow Amount be considered as liquidated damages for any breach under this Agreement or any other Transaction agreement.

      SECTION 8.05 Limitations on Indemnification. Notwithstanding anything herein to the contrary;

            (a) the Holders shall not be obligated to indemnify the Tejas Indemnified Parties under this Article VIII unless the aggregate of all the Tejas Indemnified Parties' Losses exceeds Two Hundred Thousand Dollars ($200,000) (the "Holders' Basket"), in which case the Tejas Indemnified Party shall be entitled to recover all Tejas Indemnified Parties' Losses, including the amount equal to the Holders' Basket. Each Holder's obligations under this
Article VIII shall not exceed the Share Merger Consideration held by such Holder as of the date of the claim brought by the Tejas Indemnified Party (such amounts, the "Holder's Shares"), and any indemnification payable pursuant to this Article VIII shall be paid only in Holder's Shares, based on their Fair Market Value. Indemnity obligations hereunder shall first be satisfied through the release of the Parent Common Stock pursuant to the Escrow Agreement and then directly against the Holders in an amount limited to each Holder's Shares.

      SECTION 8.06 Contribution. Notwithstanding anything in this Agreement to the contrary, the following provisions shall govern the obligations of the parties hereto relating to Losses arising out of any transaction that is the subject of any agreements (individually, a "Prior Agreement" and, collectively, the "Prior Agreements") executed between the Company and either Parent or any Subsidiary of Parent (the "Parent Entities"), other than this Agreement, the Letter of Intent dated May 9, 2005 between the Company and Parent, as amended on June 16, 2005, or any of the Transaction agreements. Parent and the Holders shall contribute to the amount paid or payable in respect of any such Loss relating to any transaction that is the subject of a Prior Agreement in proportion to the amount paid to the Parent Entities under or relating to such Prior Agreement and the amount paid to the Company (including, for such purposes, the LLCs and any Affiliate of the Company or the LLCs) (collectively, the "Seller Parties") under or relating to such Prior Agreement; provided, however, that in the event it is found by a court of final determination that such Loss resulted from the fault (either partial or entire) of any of the Parent Entities or Seller Parties, then such contribution shall be in proportion as is appropriate under equitable considerations to reflect the relative fault of each such party, determined by reference to, among other considerations, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Loss from occurring.

      SECTION 8.07 Reduction for Insurance Coverage and Tax Benefits. Each Tejas Indemnified Party shall take all reasonable steps to mitigate any Losses for which such person may be entitled to indemnification hereunder, including by submitting to the applicable insurance carrier any claim eligible for coverage under any insurance policy available to such Indemnified Party. The amount of Losses shall be reduced by the amount of insurance benefits and proceeds received by the Tejas Indemnified Party in respect of the Losses, if any. Further, the amount of Losses shall be reduced (retroactively, if necessary) by any tax benefits actually recovered by or on behalf of such Indemnified Party in relation to the claim giving rise to such Losses.

      SECTION 8.08 Sole Remedy. After the Closing, (x) the rights and remedies set forth in this Article VIII shall constitute the sole and exclusive rights and remedies of the Tejas Indemnified Parties hereto following the Closing under or with respect to any breach of a representation and warranty, covenant or other obligation of this Agreement, except that Parent shall be entitled to seek remedies outside of this Article VIII for breaches by Stockholders, other than the Holders, of any of their representations, warranties or covenants, up to the value of the Merger Consideration such Stockholder received pursuant to the Merger valued, in the case of Share Merger Consideration, on the Fair Market Value thereof, and (y) the rights and remedies set forth in Section 8.06 shall constitute the sole and exclusive rights and remedies of any Party to this Agreement following the Closing under or with respect to a Prior Agreement between one or more Parent Entities and one or more Seller Parties, except for Losses attributable to fraud or intentional malfeasance, in which case the aggrieved party shall have recourse to all remedies at law or in equity, including but not limited to the Escrow Amount. If it shall be judicially determined by final judgment of a court of competent jurisdiction that any claim of indemnification pursuant to the terms of this Agreement is unenforceable or is otherwise to be limited, then the Tejas Indemnified Party shall be entitled to contribution from the Holders under just and equitable principles, which shall in no event exceed the amount they would have been entitled to pursuant to the indemnification provisions of this Agreement.

                                   ARTICLE IX

                                   Definitions

      SECTION 9.01 Definitions. For purposes of this Agreement:

            (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, control, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

            (b) "Applicable Law" means all provisions applying to a Person or its property of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or orders of a Governmental Entity (including the SEC) having jurisdiction over the Person; (ii) Governmental Approvals; (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with a Governmental Entity having jurisdiction over the Person;
(iv) Applicable Securities Law; and (v) GAAP.

            (c) "Applicable Securities Law" means the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Exchange Act, the Securities Act, ERISA, applicable blue sky laws and securities regulations and the other Applicable Laws relating to securities, investment companies, investment advisers or employee benefits.

            (d) "Associated Person" of a Person means (i) his or her Affiliate;
(ii) his or her immediate family member; (iii) an Affiliate of his or her immediate family member; and (iv) a trust which is solely or primarily for the benefit of that Person or his or her Associated Persons.

            (e) "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in New York.

            (f) "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, declaration or filing with, or report or notice to, a Person.

            (g) "Encumbrances" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, charge, adverse claim, preferential arrangement, order, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

            (h) "Environmental Law" means an Applicable Law or related requirement regulating or relating to human health or safety or the protection of natural resources or the indoor or outdoor environment (including Applicable Laws relating to pollution, contamination or the handling, release or disposal of Hazardous Substances).

            (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations of the DOL and the IRS promulgated under it.

            (j) "ERISA Affiliate" means any entity that is, or at any relevant time was, required to be treated with the Company as a single employer under Code Section 414 or ERISA Section 4001 or the regulations under such sections.

            (k) "Fair Market Value" means the average of the closing prices of a share of Parent Common Stock for (x) the fifteen trading days preceding the date of claim by the Tejas Indemnified Party, (y) the date of such claim (if a trading day) and (z) the fourteen or fifteen (if the date of the claim under this Article VIII is not a trading day) trading days after the date of such claim on the principal national securities exchange on which the Parent Common Stock is listed at such time or, if not so listed or quoted, the mean between the closing bid and asked prices of publicly traded shares of Parent Common Stock in the over-the counter market or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Parent or if not so reported, the Closing Price.

            (l) "Governmental Approval" means a Consent of, with or to a Governmental Entity (including the expiration of any waiting or other time period required to pass before governmental consent or acquiescence may be assumed or relied on).

            (m) "Governmental Entity" means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory, commission or authority.

            (n) "Hazardous Substances" means substances, materials, chemicals, compounds, products, pollutants or contaminants that (i) are or contain asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products or petroleum-derived substances or wastes, radon gas or related materials; or (ii) may require remedial action or preventative action (including performing studies, monitoring or testing) under an Environmental Law, or are defined, listed or identified as a "hazardous waste" or "hazardous substance" or words of similar import under an Environmental Law; or (iii) are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and are regulated by any Governmental Entity or Environmental Law.

            (o) "Intellectual Property" means (i) registered and unregistered United States and foreign trademarks, service marks, trade names, trade dress, copyrights, Internet domain names, web sites, email addresses, telephone numbers (including 800/888 or similar numbers) and similar rights (including registrations and applications to register, or renew the registration of, any of these); (ii) United States and foreign patents and patent applications; (iii) inventions, processes, designs, formulae, trade secrets, know-how, and confidential information; (iv) computer software, data and documentation; (v) similar intellectual property rights; (vi) all rights to sue for and remedies against past, present and future infringements of any of the above, and rights of priority and protection of interests in any of the above under Applicable Law; (vii) tangible embodiments of any of the above (in any medium including electronic media); and (ix) licenses of any of the above.

            (p) "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

            (q) "Lien" means a mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, charge, restriction on transfer or assignment, or other restriction or limitation of any nature.

            (r) "Material Adverse Effect" means, when used in connection with the Company (including, for purposes of this definition, the LLCs) or Parent, any change, effect, circumstance, development, event, occurrence or state of facts that, individually or in the aggregate, (a) is or could reasonably be expected to be, materially adverse to the business, prospects, Employee relations, properties (including intangible properties), assets, profits, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations, taken as a whole, except to the extent that any such change, event, condition or effect directly results from: (A) changes in general economic conditions (provided that such changes do not affect such entity disproportionately as compared to such entity's competitors); or (B) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity disproportionately as compared to such entity's competitors), or (b) that could impair the ability to perform its obligations hereunder.

            (s) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (t) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) which is owned directly or indirectly by such first Person;

            (u) "Taxes" means taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, corporation, add-on minimum, ad valorem, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, employment, severance, withholding, social security and franchise or other governmental taxes, imposed by the United States or any state, local or foreign government or subdivision or agency of any of these, and also including interest and penalties attributable to any of these, and additions to them and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any Liability for taxes of a predecessor entity.

            (v) "Tax Return" means a report, return, statement or other written information required to be supplied to a Tax authority in connection with Taxes.

                                    ARTICLE X

                               General Provisions

      SECTION 10.01 Dispute Resolution. Resolution of any dispute arising from or in connection with this Agreement, including but not limited to any disputes relating to indemnification pursuant to Article VIII, shall be exclusively governed by and settled in accordance with the provisions of this Section 10.01. The parties shall make a good faith attempt to resolve any dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives of the Stockholders and Parent. If at any time either party contends that such negotiations are not leading to a resolution of the dispute, such party may request a meeting of the senior executives from each party. Within ten (10) business days after such notice of a dispute is given, each party shall select appropriate senior executives of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. Discussions and correspondence among the senior executives for purposes of these negotiations shall be treated as confidential information and may not be disclosed without the prior written consent of both parties. In the event that any dispute arising out of or related to this Agreement is not settled by the parties within thirty (30) days after the first meeting of the negotiating senior executives, the dispute will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any such arbitration shall be conducted in New York City. Unless otherwise agreed, the arbitration will be presided over by a single arbitrator. The arbitrator shall control the scheduling so as to process the matter expeditiously. The arbitrator may not make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Either party, before or during any arbitration, may apply to a court of competent jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings. Neither party nor the arbitrators may disclose the evidence or result of any arbitration hereunder without the prior written consent of both parties. Before arbitration or any other form of legal or equitable proceeding, the aggrieved party shall give the other party written notice describing the dispute and amount as to which it intends to initiate action and the prior effort it has made to resolve such dispute. The parties agree that this Agreement involves interstate commerce and, notwithstanding any choice of law provisions in this Agreement, any arbitration hereunder shall be governed by the Federal Arbitration Act (or any successor thereto). A party seeking discovery shall reimburse the responding party the cost of production of documents. The arbitrator shall award attorney's fees, the fees of the arbitration and the fees of the arbitrator to the party prevailing in the arbitration. If no party has clearly prevailed, fees and expenses shall be allocated in accordance with the arbitrator's determination based on equitable considerations. In no event shall either party be liable to the other party for any punitive damages.

      SECTION 10.02 Expenses. Except as set forth in the Escrow Agreement, each of the parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions contemplated hereby. The Stockholders shall bear all such costs of the Company.

      SECTION 10.03 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      SECTION 10.04 Entire Agreement. This Agreement, including the Company Disclosure Schedules, Parent Disclosure Schedules and Exhibits attached hereto, constitute the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      SECTION 10.05 Incorporation of Exhibits and Schedules. The Company Disclosure Schedules and Parent Disclosure Schedules and the Exhibits attached hereto are incorporated herein by reference and made a part hereof. Any information or matter disclosed in any schedule of the Company Disclosure Schedules or Parent Disclosure Schedules shall be deemed disclosed in each and every other schedule of such disclosure schedules, if, by the nature of the disclosure, a reasonable Person would believe that such disclosure should be repeated, regardless of whether a specific cross reference is made.

      SECTION 10.06 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent and the Company.

      SECTION 10.07 Counterparts and Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.

      SECTION 10.08 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 10.09 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery services or by facsimile); provided that if delivered on a date that is not a Business Day or after 5:00 p.m. on a Business Day (in each case at the place of delivery), such notice, request, demand, claim or other communication shall be deemed delivered on the next succeeding Business Day; provided, further that such notice, request, demand, claim or other communication is delivered to the applicable party at the party's address or facsimile number as set forth below,

                      (a)  If to Parent, addressed to it at:

                           Tejas Incorporated
                           2700 Via Fortuna, Suite 400
                           Austin, TX 78746
                           Attention: Kurt J. Rechner
                           Fax: 512-306-1528

                           With a copy to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, NY 10104
                           Fax:  212-468-7900
                           Attention:  John R. Hempill, Esq.

            (b) If to the Company prior to the Effective Time, addressed to it at:

                  Capital & Technology Advisors, Inc.
                  18 Corporate Woods Boulevard
                  Third Floor
                  Albany, NY 12211
                  Attention: Wayne Barr, Jr.

                  with a copy to:

                  Day, Berry & Howard LLP
                  260 Franklin Street
                  Boston, MA 02110
                  Attention: Andrea M. Teichman, Esq.
                          Sabino Rodriguez III, Esq.
                  Fax: 617-345-4745

      Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      SECTION 10.10. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby consents to the exclusive jurisdiction of any New York state or United States Federal court sitting in the City of New York with respect to all disputes between the parties that are permitted to be brought in a court of law pursuant to Section 10.01 above.

      SECTION 10.11. Amendments and Waivers. This Agreement may be amended by the parties. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      SECTION 10.12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      SECTION 10.13. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The words "including," "include" or "includes" shall mean "including without limitation." The parties intend that each representation, warranty and covenant contained herein shall have independent significance. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

      SECTION 10.14. Specific Performance. The parties hereto agree that if, on or prior to the Closing Date, any of the provisions of this Agreement or any other document contemplated by this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and, therefore, prior to the Closing Date, the parties shall be entitled to specific performance of the terms hereof and thereof, in addition to any other remedy at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                                CAPITAL & TECHNOLOGY ADVISORS,
                                                INC.:

                                                By: /s/ Wayne Barr, Jr.
                                                    ---------------------------
                                                Name: Wayne Barr, Jr
                                                Title: Authorized Signatory

                                                TEJAS INCORPORATED:

                                                By: /s/ Kurt J. Rechner
                                                    ---------------------------
                                                Name: Kurt J. Rechner
                                                Title: Authorized Signatory

                                                TEJAS ACQUISITION CORP.:

                                                By: /s/ Kurt J. Rechner
                                                    ---------------------------
                                                Name: Kurt J. Rechner
                                                Title: Authorized Signatory

                                                STOCKHOLDERS:

                                                NISKAYUNA DEVELOPMENT LLC

                                                By: /s/ Jared E. Abbruzzese, Sr.
                                                    ---------------------------
                                                Name: Jared E. Abbruzzese, Sr.
                                                Title: Authorized Signatory

                                                  WAYNE BARR, JR.

                                                      /s/ Wayne Barr, Jr.
                                                  ------------------------------

                                                  SHAWN O'DONNELL

                                                      /s/ Shawn O'Donnell
                                                  ------------------------------

                                                  PATRICK DOYLE

                                                      /s/ Patrick Doyle
                                                  ------------------------------

                                                  JOHN P. BADE

                                                      /s/ John P. Bade
                                                  ------------------------------

                             Index of Defined Terms

Accredited Investor................................    6
Affiliate..........................................   35
Affiliate Letters..................................   29
Agreement..........................................    1
Applicable Law.....................................   35
Applicable Securities Law..........................   35
Associated Person..................................   35
Average Per Share Closing Price....................    3
Business Day.......................................   35
Certificate........................................    4
Certificate of Merger..............................    2
Closing............................................    2
Closing Date.......................................    2
Code...............................................    1
Company............................................    1
Company Common Stock...............................    1
Company Disclosure Schedules.......................    5
Company Intellectual Property......................   14
Company Real Property..............................   20
Consent............................................   35
Contracts..........................................   13
Covered Person.....................................   19
DGCL...............................................    1
Effective Time.....................................    2
Employee...........................................    8
Employment Agreements..............................   29
Encumbrances.......................................   36
Environmental Law..................................   36
ERISA..............................................   36
ERISA Affiliate....................................   36
Escrow.............................................    4
Escrow Agent.......................................    4
Escrow Amount......................................    4
Escrow Shares......................................    4
Exchange Act.......................................   26
Fair Market Value..................................   36
Financial Statements...............................   12
GAAP...............................................    7
Governmental Approval..............................   36
Governmental Entity................................   36
Hazardous Substances...............................   36
Holders............................................    4
Holders' Basket....................................   33
Intellectual Property..............................   37
Liability..........................................   37
Licensed Intellectual Property.....................   13
Lien...............................................   37
LLC................................................    6
LLCs...............................................    6
Loss...............................................   31
Losses.............................................   31
Material Adverse Effect............................   37
Merger.............................................    1
Merger Consideration...............................    3
Non-Compete........................................   30
Non-Compete Parties................................   30
Option Payment.....................................    3
Owned Intellectual Property........................   14
Parent.............................................    1
Parent Common Stock Closing Price..................    3
Parent Disclosure Schedule.........................   24
Parent Entities....................................   34
Parent SEC Reports.................................   26
Patriot Act........................................   19
Person.............................................   37
Policies...........................................   17
Prior Agreements...................................   34
Prohibited Transaction.............................    9
Registration Rights Agreement......................   23
Restraints.........................................   29
Rule 144...........................................   23
Securities Act.....................................    6
Seller Parties.....................................   34
Share Merger Consideration.........................    3
Stockholder........................................    1
Sub................................................    1
Subsidiary.........................................   38
Surviving Corporation..............................    1
Tax Return.........................................   38
Taxes..............................................   38
Tejas Indemnified Parties..........................   31
Third Party Interest...............................    6
Total Outstanding Company Shares...................    3
Transactions.......................................    5
Viruses............................................   15

                                  SCHEDULE 2.02

                        DELIVERY OF MERGER CONSIDERATION

       SHAREHOLDER                    NUMBER OF SHARES OF PARENT COMMON STOCK
       -----------                    ---------------------------------------
Niskayuna Development LLC                            2,366,026

Wayne Barr, Jr.                                        417,814

Shawn O'Donnell                                         24,947

Patrick Doyle                                           19,896

John P. Bade                                            19,896

HSBC Bank USA, National Association                    309,316